VINCENT E. WALSH, CPA FROMENT JOHN GONZALEZ, ILL, CPA DON F. RODRIGUEZ, CPA, CVA SAM S. FERLITA, CPA, CVA	Members: American Institute of Certified Public Accountants — Florida Institute of Certified Public Accountants — Registered with Public Companies Accounting Standards Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3, SEC File No. 333-162971, and on Form S-8, SEC File Nos. 333-168611, 333-50325, 333-76038, 333-50343, incorporates by reference 333-134631 and 333-166130 of Odyssey Marine Exploration, Inc. and subsidiaries of our reports dated March 7, 2014, on the financial statements and internal control over financial reporting of Odyssey Marine Exploration, Inc. and subsidiaries, which reports appearing in this Annual Report on Form 10-K for the year ended December 31, 2013.

FERLITA, WALSH, GONZALEZ & RODRIGUEZ, P.A.

Certified Public Accountants

Tampa, Florida

March 7, 2014

3302 Azeele St. • Tampa, FL 33609

(813) 877-9609 • Fax: (813) 875-4477

www.fwgcpas.com